UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                (303) 267-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)           On February 20, 2008, the Board of Directors elected James P. Martindale, the Company’s Vice President of Manufacturing and Technical Operations, as the Company’s Chief Operating Officer, and changed his title to Executive Vice President – Manufacturing and Chief Operating Officer.

As previously disclosed, prior to being appointed the Company’s Vice President of Manufacturing on November 13, 2006, Mr. Martindale’s most recent position was Senior Director, New Business Development at InFocus Digital Media.  He was responsible for developing and executing new business strategies leveraging InFocus’ software, hardware and service assets to offer digital-media solutions to the education, corporate, and digital advertising markets.  In addition to his business development role, Mr. Martindale also held senior positions in Service, Application Engineering, and Technical Sales since joining InFocus in 1999.  Mr. Martindale also brings extensive international manufacturing experience to the Company from his 19 plus years at Hewlett-Packard Co., where he held positions from Mechanical Engineer to Manufacturing Development Manager for its Specialty Printing Systems.

Mr. Martindale will continue to earn a salary of $150,000 per annum and remains eligible for additional incentive based compensation in the future.  There are no other agreements or understandings in place at this time concerning his compensation by the Company.

(d)           On February 20, 2008, the Board of Directors also appointed James P. Martindale to serve on the Company’s Board of Directors until the Company’s next annual meeting of shareholders.  The Board has not determined whether Mr. Martindale will be nominated for another term as director at such annual meeting, and may instead nominate an independent or non-employee director in his place.  Correspondingly, Mr. Martindale has not agreed to be nominated for another term as director at the next annual meeting of shareholders, though he expects to be involved in the selection of the Board’s nominees for director at such meeting.

Mr. Martindale is not expected to serve on any committees of the Board except for those committees, such as the Audit Committee, where the entire Board sits as the committee.

Mr. Martindale receives compensation from the Company as an employee and officer of the Company but will not receive any additional compensation for his service as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE DISPLAY TECHNOLOGIES, INC. (Registrant)
Date: February 22, 2008	By: /s/Matthew W. Shankle Matthew W. Shankle, President